Exhibit 99.1

MEDIA CONTACT	Kevin Bagby
TELEPHONE	(800) 458-2235

FOR IMMEDIATE RELEASE October 26, 2006

FreightCar America, Inc. reports record performance with third quarter net income per diluted share of $2.88 on sales of $395.8 million.

Chicago, IL, October 26, 2006 – FreightCar America, Inc. (NASDAQ: RAIL) today reported financial results for the three months ended September 30, 2006. For the third quarter of 2006, sales were $395.8 million and net income attributable to common stockholders was $36.8 million, or $2.88 per diluted share. In comparison, for the third quarter of 2005, the Company had sales of $263.4 million and net income attributable to common stockholders of $17.0 million, or $1.35 per diluted share.

Net income for the third quarter of 2006 was $36.8 million, compared to net income of $17.0 million for the third quarter of 2005. EBITDA was $57.5 million in the third quarter of 2006, compared with EBITDA of $30.2 million in the third quarter of 2005. The improvement in net income and EBITDA reflects increased sales volume, operating leverage attributable to higher volume, improved productivity, and the impact of pass-through of increases in material costs to our customers with respect to all of our railcar deliveries. EBITDA is a non-GAAP financial measure. A reconciliation of the Company’s net income to EBITDA is set forth in the supplemental disclosure attached to this press release.

“We are pleased with our operating results for the third quarter. The performance reflects our focus on execution with an emphasis on productivity and throughput,” said John E. Carroll, Jr., President and CEO.

“Orders for new railcars totaled 357 units in the third quarter of 2006, compared with 3,763 units ordered in the second quarter of 2006 and 6,884 units for the same period in 2005. The backlog of unfilled orders was 12,176 units at September 30, 2006, compared with 16,846 units at June 30, 2006. While our backlog declined in the third quarter of 2006, orders in the railcar industry tend to be uneven from quarter to quarter.”

“This morning, we announced an exclusive supplier agreement with TXU Generation Development to provide up to 7,650 aluminum coal-carrying railcars to be delivered in the second half of 2008 through 2009. Specific railcar orders will be entered in our backlog as notice to proceed with production is received from TXU.”

“We continue to explore strategic initiatives to further enhance shareholder value through organic growth opportunities and cost reduction programs to improve our competitive position, including reassessing our manufacturing capabilities.”

For the nine months ended September 30, 2006, sales were $1,054.0 million and net income attributable to common stockholders was $94.8 million, or $7.41 per diluted share. In comparison, for the nine months ended September 30, 2005, the Company had sales of $659.9 million and net income attributable to common stockholders of $27.8 million, or $2.59 per diluted share. Pro forma earnings per share and EBITDA amounts for the nine months ended September 30, 2006 and 2005, are shown on the attached statements and schedules.

The Company will host a conference call on Thursday, October 26, 2006 at 11:00 a.m. (Eastern Daylight Time) to discuss the Company’s third quarter financial results. To participate in the conference call, please dial (877) 531-2985. Interested parties are asked to dial in approximately 10 to 15 minutes prior to the start time of the call.

An audio replay of the conference call will be available beginning at 2:30 p.m. (Eastern Daylight Time) on Thursday, October 26, 2006 until 11:59 p.m. (Eastern Standard Time) on November 1, 2006. To access the replay, please dial (800) 475-6701. The replay pass code is 843754. An audio replay of the call will also be available on the Company’s website for at least one week following the earnings call.

FreightCar America, Inc. manufactures railroad freight cars, with particular expertise in coal-carrying railcars. In addition to coal cars, FreightCar America designs and builds flat cars, mill gondola cars, intermodal cars, coil steel cars and motor vehicle carriers. It is headquartered in Chicago, Illinois and has manufacturing facilities in Danville, Illinois, Roanoke, Virginia and Johnstown, Pennsylvania.

This press release may contain statements relating to our expected financial performance and/or future business prospects, events and plans that are “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our estimates and assumptions only as of the date of this press release. Our actual results may differ materially from the results described in or anticipated by our forward-looking statements due to certain risks and uncertainties. These potential risks and uncertainties include, among other things: the cyclical nature of our business; adverse economic and market conditions; fluctuating costs of raw materials, including steel and aluminum, and delays in the delivery of raw materials; our ability to maintain relationships with our suppliers of railcar components; our reliance upon a small number of customers that represent a large percentage of our sales; the variable purchase patterns of our customers and the timing of completion, delivery and acceptance of customer orders; the highly competitive nature of our industry; the risk of lack of acceptance of our new railcar offerings by our customers; and the additional risk factors described in our filings with the Securities and Exchange Commission. We expressly disclaim any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise. More information about FreightCar America is available on its website at www.freightcaramerica.com.

FreightCar America, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	September 30, 2006	December 31, 2005
	(In thousands)
Assets
Current assets
Cash and cash equivalents	$184,705	$61,737
Accounts receivable, net	13,353	3,854
Inventories	124,269	75,089
Deferred income taxes and other current assets	14,655	13,443

Total current assets	336,982	154,123

Property, plant and equipment, net	22,468	23,889
Goodwill and intangible assets, net	33,912	34,355
Deferred income taxes and other assets	9,357	12,915

Total assets	$402,719	$225,282

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$139,085	$59,514
Income taxes payable	9,574	4,235
Accrued warranty	11,571	7,878
Other current liabilities	25,874	27,144

Total current liabilities	186,104	98,771

Long-term debt, less current portion	108	154
Accrued pension costs and postretirement benefits, less current portion	26,762	34,158

Total liabilities	212,974	133,083

Commitments and contingencies

Stockholders’ equity
Preferred stock	—	—
Common stock	126	126
Additional paid in capital	97,845	93,932
Accumulated other comprehensive loss	(5,556)	(5,556)
Retained earnings	97,330	3,697

Total stockholders’ equity	189,745	92,199

Total liabilities and stockholders’ equity	$402,719	$225,282

FreightCar America, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
	(In thousands, except share and per share data)
Sales	$395,759	$263,405	$1,053,969	$659,924
Cost of sales	330,542	227,774	882,025	586,750

Gross profit	65,217	35,631	171,944	73,174

Selling, general and administrative expense (including non-cash compensation expense of $457, $82, $1,674 and $151, respectively)	8,585	7,460	25,113	21,639

Operating income	56,632	28,171	146,831	51,535

Interest income	(1,720)	(308)	(3,652)	(650)
Interest expense	94	388	262	10,987
Amortization and write-off of deferred financing costs	76	76	229	699

Income before income taxes	58,182	28,015	149,992	40,499
Income tax provision	21,388	10,976	55,224	12,401

Net income	36,794	17,039	94,768	28,098
Redeemable preferred stock dividends accumulated	—	—	—	311

Net income attributable to common stockholders	$36,794	$17,039	$94,768	$27,787

Net income per common share attributable to common stockholders – basic	$2.92	$1.36	$7.54	$2.61

Net income per common share attributable to common stockholders – diluted	$2.88	$1.35	$7.41	$2.59

Weighted average common shares outstanding—basic	12,601,522	12,532,700	12,570,279	10,664,568

Weighted average common shares outstanding—diluted	12,782,562	12,667,234	12,780,828	10,715,399

Dividends declared per common share	$0.03	$0.03	$0.09	$0.03

FreightCar America, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended September 30,
	2006	2005
	(In thousands)
Cash flows from operating activities
Net income	$94,768	$28,098
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization	4,583	5,772
Non-cash interest expense related to Senior Notes and rights to additional acquisition consideration	—	9,635
Other non-cash items	112	1,490
Deferred income taxes	2,918	4,821
Stock-based compensation expense	1,674	151
Changes in operating assets and liabilities:
Accounts receivable	(9,499)	232
Inventories	(49,180)	(7,737)
Accounts payable	79,571	(3,242)
Income tax payable/receivable	5,339	7,583
Other accrued liabilities	(5,692)	1,235

Net cash flows provided by operating activities	124,594	48,038

Cash flows from investing activities
Restricted cash withdrawals, net	—	12,955
Proceeds from sale of property, plant and equipment	1,082	—
Purchases of property, plant and equipment	(3,760)	(6,381)

Net cash flows (used in) provided by investing activities	(2,678)	6,574

Cash flows from financing activities
Payments on long-term debt	(53)	(59,316)
Issuance of common stock, net of issuance costs	1,044	87,319
Excess tax benefit from stock-based compensation	1,196	—
Redemption of preferred stock and payment of accumulated dividends	—	(13,000)
Payments of additional acquisition consideration	—	(34,963)
Cash dividends paid to stockholders	(1,135)	(376)

Net cash flows provided by (used in) financing activities	1,052	(20,336)

Net increase in cash and cash equivalents	122,968	34,276
Cash and cash equivalents at beginning of period	61,737	11,213

Cash and cash equivalents at end of period	$184,705	$45,489

FreightCar America, Inc.

Supplemental Disclosure I

Reconciliation of net income per common share

attributable to common stockholders to

pro forma earnings per share(1)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
	(In thousands, except share and per share data)
Net income per common share attributable to common stockholders - basic	$2.92	$1.36	$7.54	$2.61

Net income per common share attributable to common stockholders - diluted	$2.88	$1.35	$7.41	$2.59

Net income attributable to common stockholders	$36,794	$17,039	$94,768	$27,787
Related-party interest expense	—	—	—	3,253
Third-party interest expense	—	—	—	964
Write-off of deferred financing costs	—	—	—	439
Fees for termination of management services agreements (selling, general and administrative expense)	—	—	—	900
Tax effects of related-party interest expense, third-party interest expense, write-off of deferred financing costs and fees for termination of management services agreements	—	—	—	(2,022)
Interest expense and related accretion on rights to additional acquisition consideration	—	—	—	6,382
Tax effect of interest expense and related accretion on rights to additional acquisition consideration	—	—	—	(5,326)
Redeemable preferred stock dividends accumulated	—	—	—	311

Adjusted net income attributable to common stockholders	$36,794	$17,039	$94,768	$32,688

Pro forma earnings per share – basic	$2.92	$1.36	$7.54	$2.61

Pro forma earnings per share – diluted	$2.88	$1.35	$7.41	$2.58

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
	(In thousands, except share and per share data)
Weighted average common shares outstanding - basic (prior to adjustments)	12,601,522	12,532,700	12,570,279	10,664,568

Effect of common shares issued in the initial public offering, as if the transaction occurred on the first day of the respective period	—	—	—	1,868,132

Weighted average common shares outstanding - basic (following adjustments)	12,601,522	12,532,700	12,570,279	12,532,700

Dilutive effect of options and awards granted under the 2005 Long-Term Incentive Plan, as if the options and awards were granted on the first day of the respective period	181,040	134,534	210,549	134,534

Weighted average common shares outstanding - diluted (following adjustments)	12,782,562	12,667,234	12,780,828	12,667,234

(1)	Pro forma earnings per share represents the Company’s net income per common share attributable to common stockholders as adjusted to give effect to: (1) the issuance of stock options and restricted share awards under the 2005 Long-Term Incentive Plan; (2) the completion of the Company’s initial public offering on April 11, 2005; and (3) the related transactions involving uses of the offering proceeds. The adjustments relating to the Company’s initial public offering and the related transactions reflect: (i) the increase in the number of weighted average shares as a result of the issuance of the new shares sold in the offering; (ii) the removal from the calculation of net income of interest expense relating to the Company’s term loan, senior notes and PIK notes, rights to additional acquisition consideration and industrial revenue bonds that the Company is no longer obligated to pay as a result of the repayment in full of such obligations with the proceeds from the offering; (iii) the removal from the calculation of net income of the write-off of deferred financing costs and fees for termination of management services agreements in connection with the offering; (iv) the redemption of the Company’s preferred stock with the proceeds from the offering; (v) the tax effects of the removal of related-party interest expense, third-party interest expense, write-off of deferred financing costs and fees for termination of management services agreements from the calculation of net income; and (vi) the tax effect of interest expense and related accretion on rights to additional acquisition consideration, which expense became deductible for tax purposes upon payment of the additional acquisition consideration with the proceeds from the offering. The Company believes that pro forma earnings per share information is useful to investors because it illustrates the effect on the Company’s financial results of the completion of the Company’s initial public offering and the related transactions. Since the offering and the related transactions involved changes to the Company’s capital structure and the repayment of all of the Company’s outstanding debt obligations (eliminating for future periods certain expenses that the Company historically had been obligated to pay), the Company believes that pro forma earnings per share will allow investors to more effectively compare the Company’s financial results prior to and after the offering. Pro forma earnings per share is not a financial measure presented in accordance with U.S. generally accepted accounting principles, or U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider pro forma earnings per share in isolation or as a substitute for earnings per share calculated in accordance with U.S. GAAP. Our calculation of pro forma earnings per share is not necessarily comparable to that of other similarly titled measures reported by other companies.

FreightCar America, Inc.

Supplemental Disclosure II

Reconciliation of net income to EBITDA(1)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
	(In thousands)
Net income	$36,794	$17,039	$94,768	$28,098
Income tax provision	21,388	10,976	55,224	12,401
Related-party interest expense	—	—	—	3,253
Third-party interest expense	94	388	262	1,352
Interest expense and related accretion on rights to additional acquisition consideration	—	—	—	6,382
Interest income	(1,720)	(308)	(3,652)	(650)
Amortization of deferred financing costs	76	76	229	260
Write-off of deferred financing costs	—	—	—	439
Amortization of intangible assets	148	147	443	442
Depreciation	713	1,898	4,140	5,330

EBITDA	57,493	30,216	151,414	57,307

(1)	EBITDA represents net income before income tax expense, interest expense, net, amortization and depreciation of property and equipment. We believe EBITDA is useful to investors in evaluating our operating performance compared to that of other companies in our industry. In addition, our management uses EBITDA to evaluate our operating performance. The calculation of EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending. These items may vary for different companies for reasons unrelated to the overall operating performance of a company’s business. EBITDA is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider EBITDA in isolation or as a substitute for net income, cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of EBITDA is not necessarily comparable to that of other similarly titled measures reported by other companies.